SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Jack in the Box Inc. Selects PAR Hardware and Services for Their Jack in the Box® and Qdoba Mexican Grill® Locations

PAR Technology Corporation announced today that Jack in the Box Inc. has selected PAR EverServ® hardware and service solutions for all of their Jack in the Box and Qdoba Mexican Grill Corporate stores and has named PAR as the approved hardware terminal vendor for all franchise locations. Jack in the Box Inc., based in San Diego, CA is a restaurant company that operates and franchises Jack in the Box restaurants, one of the nation’s largest hamburger chains, with more than 2,200 locations. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill, a leader in fast-casual dining, with more than 600 locations.

The Company’s press release announcing the selection is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of PAR Technology Corporation dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 21, 2016	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller